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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 19, 2002, except as to the last paragraph of Note 19, which is as of March 1, 2002, relating to the financial statements and financial statement schedule of Weight Watchers International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
June 11, 2002